UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) September 29, 2005 (September 28, 2005)

AMERICAN TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24248	87-0361799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13114 Evening Creek Drive South, San Diego, California	92128
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 679-2114

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On September 28, 2005, the compensation committee of our board of directors approved the commission plan for Mr. Bruce Gray pursuant to the terms of Mr. Gray's employment letter with the Company dated March 21, 2005. The commission plan governs the payment of Mr. Gray's annual sales bonus for the twelve-month period beginning April 1, 2005.

The commission plan entitles Mr. Gray to commissions payable based on invoiced net sales on a quarterly basis, calculated as a percentage of quarterly revenue targets for our commercial products group. The plan provides for a target commission for the twelve-month period of $100,000, but commissions may exceed such amount if our invoiced net sales exceed our revenue plan.

Item 8.01 Other Events

On September 28, 2005, the Securities and Exchange Commission declared effective our resale registration statement on Form S-3 filed in August 2005. We filed this registration statement pursuant to a registration rights agreement entered into in July 2005 in connection with the private placement of common stock and warrants to selected institutional investors. The registration statement also registers shares held by other investors pursuant to other registration obligations or agreements with those investors. Our company will not receive any proceeds from sales of common stock by the selling stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TECHNOLOGY CORPORATION

Date: September 29, 2005	By:	/s/ MICHAEL A. RUSSELL
Michael A. Russell
Chief Financial Officer